UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Congress Street

Boston, MA 02210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 4, 2017, the Company issued a press release announcing the appointment of Oern Stuge, M.D. to the Company’s Board of Directors (the “Board”) as a Class III director to serve until the 2020 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified, effective as of January 4, 2017 (the “Effective Date”). Concurrent with the appointment of Dr. Stuge, the Board accepted the resignation of Jack Meyer, former chairman of the Company. A copy of the press release announcing Dr. Stuge’s appointment and Mr. Meyer’s resignation is attached hereto as Exhibit 99.1.

Dr. Stuge has served as an executive in various medical device, health care and life sciences companies over the last twenty-five years. Since January 2011, Dr. Stuge has been serving as the Chairman of Orsco Lifesciences AG, a management firm that specializes in medical technology. Prior to that, Dr. Stuge served in various positions, including as Senior Vice-President, at Medtronic Inc., from May 1998 to December 2009. Dr. Stuge is currently a director of Mainstay Medical Limited, a Euronext Paris-listed and Irish Stock Exchange-listed medical devices company and Luminas Limited, formerly a NASDAQ-listed medical company. Dr. Stuge also serves on the board of several private companies including Balt Extrusion SAS, Vision Ophthalmology Group Gmbh, Pulmonx International SA, Phagenesis Limited and Aleva Neurotherapeutics SA. Furthermore, until December 2016, Dr. Stuge served on the board of Bonesupport AB, a private medical technology company.

Dr. Stuge received an M.D. from the University of Oslo, Norway, an M.B.A. from the International Institute of Management Development and an INSEAD Certification in Corporate Governance.

Dr. Stuge will be compensated for his service on the Company’s Board under the Company’s Non-Employee Director Compensation Policy (the “Policy”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Pursuant to the Policy and in connection with his appointment to the Company’s Board, the Company shall pay to Dr. Stuge an annual retainer of $50,000 plus any relevant committee fees, if Dr. Stuge becomes a member of one or more of the Company’s committees. In addition, on January 4, 2017 (the “Grant Date”), subject to applicable stockholder approval requirements, the Board granted Dr. Stuge a non-qualified stock option (the “Option”) to purchase 30,000 shares of the Company’s common stock, par value $0.01 per share, (the “Common Stock”) at an exercise price equal to the fair market value per share, which Options shall vest over three years from the Grant Date in (i) one installment of 33% of the shares on the first anniversary of the Grant Date and (ii) eight equal quarterly installments thereafter, subject to Dr. Stuge’s continued service on the Board. In the event of a change of control of the Company (as defined in the Option grant paperwork), the Option shall become vested in full.

There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Dr. Stuge.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: January 10, 2017	/s/ James Murphy
James Murphy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Non-Employee Director Compensation Policy, incorporated by reference to Exhibit 10.1 of GI Dynamics Inc.’s Current Report on Form 8-K, filed with the SEC on September 12, 2014.

99.1	Press Release of GI Dynamics, Inc. dated January 4, 2017